EXHIBIT 5.1

                         ELLENOFF GROSSMAN & SCHOLE LLP
                                ATTORNEYS AT LAW

                              370 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
               TELEPHONE: (212) 370-1300 FACSIMILE: (212) 370-7889
                                 www.egsllp.com

                                  JUNE 17, 2005

Syscan Imaging, Inc.
1772 Technology Drive
San Jose, CA 95110

      Re:   REGISTRATION STATEMENT ON FORM SB-2

Ladies and Gentlemen:

      We have acted as counsel to Syscan Imaging, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form SB-2, File No. 333-124313 (the "Registration Statement") under the Securities Act of 1933, as amended, covering the resale of an aggregate of up to 3,263,750 shares of the Company's common stock, par value $0.001 per share (the "Shares"), by the selling stockholders named in the Registration Statement (the "Selling Stockholders"). The Shares underlie the Company's Series A Convertible Preferred Stock and Warrants previously issued to and currently held by the Selling Stockholders.

      In connection with the opinion expressed below, we have examined and relied as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of the Certificate of Incorporation, the amendments thereto, and the By-laws of the Company, proceedings of the Board of Directors of the Company and such other corporate records, documents and instruments as we have deemed necessary or appropriate in order to enable us to render the opinion expressed below. In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies.

      Based on the foregoing and in reliance thereon, we are of the opinion that the Shares being sold pursuant to the Registration Statement are duly authorized and will be, when issued in accordance with the terms of the applicable instruments, legally and validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related prospectus.

                                            Very truly yours,


                                            /s/ Ellenoff Grossman & Schole LLP

                                            Ellenoff Grossman & Schole LLP